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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 3, 2000, relating to the combined financial statements of the Dresser-Rand Compression Services Rental and Packaging Division, a division of Dresser-Rand Company, which appears in the Current Report on Form 8-K/A of Hanover Compressor Company dated November 13, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                /s/ PRICEWATERHOUSECOOPERS LLP

Tulsa, Oklahoma
December 21, 2000